Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
nicole.shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc.

Announces Pricing of $1.0 Billion Senior Notes Offering

New York, NY – April 10, 2023 —Take-Two Interactive Software, Inc. (NASDAQ: TTWO) (the “Company”) announced today that it has agreed to sell in an underwritten public offering $1.0 billion aggregate principal amount of its Senior Notes, consisting of $500 million of its 5.000% Senior Notes due 2026 and $500 million of its 4.950% Senior Notes due 2028.

The Company intends to use the net proceeds from the offering to repay in full its outstanding term loan, which has a principal balance of $350.0 million as of December 31, 2022 and matures on June 21, 2023, and the remainder for general corporate purposes, including the repurchase or retirement of the Company’s other outstanding indebtedness.

The closing of the offering is expected to occur on April 14, 2023, subject to satisfaction of customary closing conditions.

J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BNP Paribas Securities Corp. and BofA Securities, Inc. are acting as joint book-running managers for the offering. The offering is being made only by means of a prospectus supplement and the accompanying prospectus, which is filed as part of an effective shelf registration statement filed by the Company with the Securities and Exchange Commission (“SEC”) on April 6, 2022. You may obtain copies of these documents without charge from the SEC’s website at www.sec.gov. Alternatively, you may request these documents by contacting J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk – 3rd Floor. Telephone: (212) 834-4533 or Wells Fargo Securities, LLC, Attention: WFS Customer Service, 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, by email at wfscustomerservice@wellsfargo.com or by calling 1-800-645-3751.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes or any other securities, nor will there be any sale of Senior Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products principally through Rockstar Games, 2K, Private Division, and Zynga. Our products are designed for console systems, personal computers, and Mobile, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: risks relating to our combination with Zynga; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; the risks of conducting business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.